Exhibit (g)(i)(B)

Final

DIREXION FUNDS AND DIREXION INSURANCE TRUST

FIRST AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT, dated as of July 10, 2014, to the Custody Agreement dated as of March 17, 2010 (the “Agreement”), is entered into by and among DIREXION FUNDS, a Massachusetts business trust, DIREXION INSURANCE TRUST, a Massachusetts business trust (collectively referred to as the “Trust”) and U.S. BANK, NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS		U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Rudnick	By:	/s/ Michael R. McVoy
Name: Patrick Rudnick		Name: Michael R. McVoy
Title: Chief Financial Officer		Title: Senior Vice President

DIREXION INSURANCE TRUST

By:	/s/ Patrick Rudnick
Name: Patrick Rudnick
Title: Chief Financial Officer

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Final

Amended Exhibit C to the Custody Agreement – Direxion Funds and Direxion Insurance Trust

Fees at July 1, 2014

Annual Custody Fee – All Funds

                    basis points, subject to a $             annual minimum fee for complex*

All transaction charges will be waived

Overdrafts will be charged to the account at prime interest rate plus 2.

Extraordinary services may be provided with agreed-upon costs. Global Custody fees, if any, are extra.

CPI will not apply.

*	The fees set forth in this contract will be aggregated with other USBFS service line fees, the total of which will be subject to this overall fee governor:

If aggregate complex assets are...	USBFS will charge no more than this basis point for assets in the level*
$ - $	bp
$ - $	bp
$ - $	bp
Assets over $	bp

These fees are cumulative, meaning that anything charged at a certain breakpoint will be added to the fees for the previous breakpoint, if any. Service line minimums are not subject to the fee governor.

Fees are billed monthly.

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Final

Amended Exhibit C – Direxion Funds and Direxion Insurance Trust

GLOBAL SUB-CUSTODIAL SERVICES

ANNUAL FEE SCHEDULE at January 1, 2010

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All
Australia	All
Austria	All
Bahrain	All
Bangladesh	All
Belgium	All
Benin	All
Bermuda	All
Botswana	All
Brazil	All
Bulgaria	All
Burkina Faso	All
Canada	All
Cayman Islands	All
Channel Islands	All
Chile	All
China“A” Shares	All
China“B” Shares	All
Columbia	All
Costa Rica	All
Croatia	All
Cyprus	All
Czech Republic	All
Denmark	All
Ecuador	All
Egypt	All
Estonia	All
Euromarkets(3)	All
Finland	All
France	All
Germany	All
Ghana	All
Greece	All
Guinea Bissau	All
Hong Kong	All
Hungary	All
Iceland	All
India	All
Indonesia	All
Ireland	Equities
Ireland	Gov’t Bonds
Israel	All
Italy	All
Ivory Coast	All
Jamaica	All
Japan	All
Jordan	All
Kazakhstan	All
Kenya	All
Latvia	Equities
Latvia	Bonds
Lebanon	All

Country	Instrument	Safekeeping (BPS)	Transaction Fee
Lithuania	All
Luxembourg	All
Malaysia	All
Mali	All
Malta	All
Mauritius	All
Mexico	All
Morocco	All
Namibia	All
Netherlands	All
New Zealand	All
Niger	All
Nigeria	All
Norway	All
Oman	All
Pakistan	All
Palestinian	All
Peru	All
Philippines	All
Poland	All
Portugal	All
Qatar	All
Romania	All
Russia	Equities/Bonds
Russia	MINFIN
Senegal	All
Serbia	All
Singapore	All
Slovak Republic	All
Slovenia	All
South Africa	All
South Korea	All
Spain	All
Sri Lanka	All
Swaziland	All
Sweden	All
Switzerland	All
Taiwan	All
Thailand	All
Togo	All
Trinidad & Tobago	All
Tunisia	All
Turkey	All
UAE	All
United Kingdom	All
Ukraine	All
Uruguay	All
Venezuela	All
Vietnam	All
Zambia	All
Zimbabwe	All

Base Fee -	A monthly base charge of $ per fund/account that requires global custody for trading in Canada only If global custody is required for another country in addition to Canada, the monthly base charge is $ per fund/account (see detailed transaction and other fees on the following page 31) This fee will be waived on a monthly basis if there is no trading activity or holdings in the global custody account each month.

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Final

Amended Exhibit C to the Custody Agreement – Direxion Funds and Direxion Insurance Trust

Notes (the following pertain to Global Fees):

(1)	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.

(2)	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.

(3)	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

•	Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived

For non-US resident clients investing in the U.S. market:

Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes. Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client. Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions

•	Currency Trade - $ per transaction

•	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $50.

Standard Non-U.S. Proxy Services Fees

• Notification	$
• Vote	$
• Relationship Set Up Fee	$

Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed. Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $     per claim.

Communication Fees

•	INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD $ per month including installation and training.

•	SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages:

• Cash Reporting –
• MT900 – Cash Debit Advice	$ each
• MT910 – Cash Credit Advice	$ each
• MT940 – Detail Cash Statement	$ per message
• MT950 – Cash Statement	$ per message
• Securities Position Reporting
• MT535 – Statement of Holdings	$ per message
One MT535 will be issued per account per month free of charge.
• MT536 – Statement of Transactions	$ per message
• MT537 – Statement of Pendings	$ per message
• Confirmations
• MT544 – Receive Free Confirm	$ per message
• MT545 – Receive Against Payment Confirm	$ per message
• MT546 – Deliver Free Confirm	$ per message
• MT547 – Deliver Against Payment Confirm	$ per message
• Facsimile Reporting Fees
• Corporate Actions Notifications	$ per notification
• Cash and Securities Reports	$ per page

Out of Pocket Expenses

•	Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

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